Exhibit 16


AARON STEIN
CERTIFIED PUBLIC ACCOUNT
                                                               981 ALLEN LANE
                                                                P.O. BOX 406
                                                             WOODMERE, NY 11598
                                                                516-569-0520


                                               April 5, 2004



U. S. Securities and Exchange Commission 450 Fifth Street, N. W.
Washington DC 20549


Gentlemen,

On April 5, 2004, this firm received a copy of Form 8-K, - Current Report to be filed by Humana Trans Services Holding Corp. (SEC File # 000-30734, CIK # 0000943110), reporting an event dated, April 5, 2004. We have reviewed Item 4 - Changes in Registrant's Certifying Public Accountant of the Form 8-K.

We have no comments or disagreements with the statements made therein.

Yours truly,


/s/  Aaron Stein
----------------------
Aaron Stein, CPA




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